AGREEMENT FOR ASSIGNMENT, PURCHASE AND SALE

     This Agreement is entered into this 15th day of November 2010, by and between JAYHAWK ENERGY, INC., a Colorado corporation, (“Seller”) and INTELBAHN, INC., a Nevada Corporation, or its assigns (“Buyer”), (together the “Parties”).

     1)      ASSIGNMENT, SALE AND PURCHASE: For and in consideration of the mutual benefits to be derived herefrom, the sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereinafter set forth, Seller shall assign, sell, transfer, convey and deliver to Buyer at Closing, and Buyer shall accept assignment of, purchase and acquire at Closing all right, title and interest of Seller in, to and under the oil and gas leases (the “Leases”) and water disposal well (the “Well”) as set forth in Exhibit “A” attached hereto and incorporated herein by reference.

     2)      SELLER’S INTEREST: Seller covenants and warrants that it will assign and convey to Buyer its entire working interest in and to the Leases and the Well as set forth in Exhibit “A”. Seller will retain the right, for 8 years, to continue to dispose, into the Well for no additional charge and at its own expense, water produced from any other Kansas properties in which it has an interest.

     3)      PURCHASE PRICE: The purchase price for the above described Leases and Well shall be ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000.00) in U.S. Funds (the “Purchase Price”). The Parties agree to allocate the purchase price as set forth in Exhibit “B” attached hereto and incorporated herein by reference. At the time of signing of this Agreement, Buyer shall deposit $15,000.00 (the “Earnest Money”) to be held in the trust account of Rob Burnett, Attorney of the Firm; Parsons, Burnett, Bjordahl, Hume LLP of Spokane Washington.

     4)      CLOSING: The parties shall use their best efforts to close the transaction contemplated by this Agreement on or before December 15th, 2010 or such other date as may be agreed to by both Parties (the “Closing”). The Closing shall take place at a location and on a date and at a time to be mutually agreed upon by the Parties.

     5)      DUE DILIGENCE: Upon Seller’s written acceptance of this Agreement, Buyer and its attorneys, employees and consultants shall be entitled to examine and copy (at Buyer’s expense) Seller’s records pertaining to the Leases and Well, including but not limited to all lease files, operating agreements, deeds and documents of title and all other property records, all accounting, geological, geophysical and other records, and all other documents relating to the Leases and Well (collectively the “Records”). Buyer, at its sole risk and expense, shall also have access to the Well and the right to observe operations and to inspect any and all equipment, improvements and fixtures related to the Leases.

     6)      CONFIDENTIALITY: Buyer agrees that all information obtained from the examination of Seller’s files and records shall remain confidential and shall not be disclosed to any third party or used for any purposes not directly related to this Agreement without Seller’s prior written consent. In the event the transactions contemplated by this Agreement are not closed, Buyer will return to Seller, within five (5) business days of the termination of this Agreement, all copies of the Records and all other information relating to the Leases obtained pursuant to this Agreement, except as to that information obtained from records available to the public. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Section 6 and that Seller shall be entitled to equitable relief without obligation to post bond, including injunction and specific performance, as a remedy for any such breach by Buyer. Such remedies shall not be deemed the exclusive remedies for a breach of this Section 6 or of this Agreement but shall be in addition to all other remedies available at law or equity to Seller.

     7)      TITLES: Buyer shall, at its sole expense, conduct such examination of title as it sees fit and shall notify Seller in writing, five days prior to closing, of any title defect which would cause Seller’s title to be unmerchantable. Failing such notice, Buyer will be deemed to have approved title. In the event Buyer notifies Seller of such defects, Seller may, within a reasonable amount of time given the nature of the defect, attempt to cure same. In the event of a material title defect which renders all or a portion of the Leases and/or Well unmerchantable and which Seller elects to not, or is not able to cure, the Parties shall use reasonable efforts to agree on an adjustment of the Purchase Price. In the event the Parties are unable to reach such an agreement, Buyer or Seller may terminate this Agreement, with no further obligation by either Party to perform, by giving written notice to the other Party on or before Closing. As used herein, “merchantable” shall mean the quiet and peaceful enjoyment of an interest in the Leases and/or Well that a reasonable and prudent operator engaged in the business of owning, exploring, developing, operating and producing oil and gas properties with knowledge of the facts and the legal effect thereof would accept. If this Agreement does not close as the result of defects in title, the Earnest Money shall be returned to Buyer.

     8)      ENVIRONMENTAL: If, as a result of Buyer’s inspection of the Well, lands and equipment, Buyer objects to the condition of the Leases and/or Well because of environmental concerns (“Environment Defects”), Buyer shall notify Seller of the same on or before five (5) days prior to Closing, or such Environmental Defects shall be deemed to have been waived. In the event Buyer notifies Seller of such Environmental Defects, Seller may attempt, within a reasonable time given the nature of the Environmental Defect(s), to cure the same. In the event Seller elects not to cure the same or in the event any such Environmental Defect is not curable, the Parties shall use reasonable efforts to reach an agreement to appropriately adjust the Purchase Price due to such Environmental Defects; in the event the Parties are unable to reach such an agreement, Buyer or Seller may terminate this Agreement by giving written notice to the other Party on or before Closing. If Buyer terminates this Agreement pursuant to this Section 8, the Earnest Money shall be returned to Buyer.

     9)      WARRANTIES: Buyer shall accept the Leases and Well in their “AS IS, WHERE IS” condition.  The Leases and Well shall be conveyed without warranty of title, either express or implied, except as to claims arising by, through or under Seller. At Closing, Seller will assign to Buyer all of its right, title and interest in and to the Leases and Well, reserving the right, for 8 years, to continue to dispose, at no additional charge and at its own expense, of water produced from any other Kansas properties in which Seller has an interest .

     10)      INDEMNIFICATION: Buyer shall protect, defend, indemnify and hold Seller harmless from the payment of any judgments, claims, costs, expenses and liabilities (“Damages”), whether direct, contingent or otherwise which are payable, by Seller, with respect to the ownership or operation of the Leases and/or Well from and after Closing. Seller shall protect, defend, indemnify and hold Buyer harmless from the payment of any and all Damages which are payable, by Buyer, with respect to the ownership or operation of the Leases and/or Well prior to Closing.

     11)      TAXES: Seller warrants that all taxes, including but not necessarily limited to income taxes, real estate taxes, sales/use taxes, personal property taxes (collectively “Taxes”), related to the Leases and/or Well and the production and/or operation thereof, for the year 2009 and all prior years has been paid. All Taxes based upon 2010 operation and production shall be prorated as of the date of Closing. If any such taxes are not due at closing, Buyer will thereafter be responsible for payment of same and will invoice Seller for its pro rata share, providing supporting documentation therefore, and such pro rata share shall be due upon receipt of such billing. Buyer will bear all applicable sales or similar taxes imposed by any state, county, municipal or other governmental entity as a result of this sale.

     12)      REPRESENTATIONS AND OTHER WARRANTIES: The Parties represent and warrant to each other as applicable that, as of the date of Closing:

     (a)      Buyer and Seller are each duly incorporated and each in good standing in all jurisdictions in which they each conduct business and each have the full authority and power to enter into this Agreement and carry out the transactions contemplated hereby.

     (b)      This Agreement constitutes a legal, valid and binding obligation of Buyer and Seller, enforceable against each in accordance with its terms.

     (c)      Seller, as lessee, owns the Leases and Well and has the full power and right to assign, sell and convey the same, and Buyer has the full power and right to acquire and operate the same, all pursuant to the terms and conditions of this Agreement.

     (d)      The Seller, as lessee, will at Closing have good and merchantable title, as set forth in Section 7 above, to those Leases and/or Well and to the best of Seller’s knowledge will assign and convey the same free and clear, except as set forth in the Leases, of all security interests, equities and claims and will have ensured that all operating costs and expenses incurred as of November 15th, 2010 have been timely paid.

     (d)      To the best of Seller’s knowledge, all rentals, royalties and other payments due under the Leases and/or Well as of November 15th, 2010 have been fully and promptly paid.

     (e)      To the best of Seller’s knowledge, there are no claims (including claims for Taxes), demands, suits, actions, arbitrations or governmental investigations or proceedings pending or threatened against either Seller or the Leases and/or the Well which would affect Buyer’s ownership or operation of the Leases and/or Well.

     (f)      To the best of Seller’s knowledge, all permits, licenses, orders and approvals of all federal, state and local governments or regulatory bodies required for the operation of the Leases and Well as presently conducted have been obtained; all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened or pending; and none of such permits, licenses, orders or approvals will be affected by the consummation of this Agreement except as any of the same may need to be transferred to Buyer and/or Buyer may be required to obtain in its own name.

     (g)      Neither party has incurred any obligation or liability, contingent or otherwise, with respect to any broker’s or finder’s fee or commission related to this transaction for which the other party shall have any responsibility.

If, on or before Closing, it is discovered that either Party is in default under any of the above representations and warranties applicable to it, the defaulting Party shall use reasonable efforts to cure the same before Closing, but if it is unable to do so, then the Parties shall use reasonable efforts to adjust the Purchase Price on an equitable basis due such default. If the Parties are unable to agree as to such adjustment on or before Closing, then the Party not in default may terminate this Agreement by giving written notice to the other on or before the date of Closing.

     13)      SURVIVAL AND FURTHER ACTION: The terms and conditions of this Agreement and the representations and warranties contained herein (except those as to which a default may have been discovered prior to Closing and for which an adjustment in the Purchase Price has been made) shall survive the Closing. The Parties agree to execute such further documents or take such further actions after the Closing Date which may be necessary in order to effectuate the transactions contemplated hereunder.

     14)      ASSIGNMENT: Seller shall have the right to assign or direct payment as provided hereunder to a financial intermediary to facilitate a deferred exchange of like kind property pursuant to Section 1031 of the Internal Revenue Code.

     15)      CONSENTS AND APPROVALS: Unless specifically stated to the contrary in this (i.e., by stating that a Party’s consent or approval may be granted or withheld in its sole discretion), whenever any provision of this Agreement requires a Party to provide its consent or approval, such Party will not unreasonably condition, withhold or delay such consent or approval.

     16)      BINDING EFFECT: Upon execution hereof, this Agreement shall be binding on the Parties hereto, their respective heirs, devisees, personal representatives, successors and assigns.

     17)      COUNTERPARTS: This Agreement may be executed by Seller and Buyer in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute one Agreement.

     18)      DEFAULT: Time is of the essence of this Agreement. In the event either Party fails to comply with any of the terms of this Agreement, then this Agreement shall, at the option of the non-defaulting Party, be terminated. If the non-defaulting Party does not exercise the option to terminate this Agreement, the non-defaulting Party may require specific performance and also exercise any other legal rights and remedies available under Kansas law. If Buyer is the defaulting party and Seller elects to terminate this Agreement, Seller shall be entitled to retain the Earnest Money deposit as liquidated damages; if Seller is the defaulting party and Buyer elects to terminate this Agreement, Buyer shall be entitled to a full refund of the Earnest Money deposit.

     19)      NOTICES: Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally, via facsimile or email, or three (3) business days after mailing by registered mail, return receipt requested, to the parties at the following addresses or at such other address as a Party may specify by notice to the other.

If to Intelbahn, Inc.:	Terry Fields, CEO
314-837 West Hastings Street
Vancouver BC Canada V6C 3N6
Fax: 250-745-8143
Email: terryfields7@aol.com

If to JayHawk Energy, Inc.:	Lindsay E. Gorrill, CEO
6240 E. Seltice Way, Suite C
Post Falls, ID 83854
Fax: 208-765-8520
Email: lindsay333@mac.com

With a copy to:	Parsons/Burnett/Bjordahl/Hume, LLP
Attn: Robert J. Burnett
505 W. Riverside Avenue, Suite 500
Spokane, WA. 99201
Fax: 509-252-5066
Email: rburnett@pblaw.biz

     20)      ENTIRE AGREEMENT; AMENDMENT: This Agreement shall supersede all other existing agreements between Buyer and Seller relating to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement signed by the Parties.

     21)      WAIVER: The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     22)      SEVERABILITY: If for any reason any provision of this Agreement is determined by a tribunal of competent jurisdiction to be legally invalid or unenforceable, the validity of the remainder of the Agreement will not be affected and such provision will be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and, in its modified form, such provision will then be enforceable and enforced.

     23)      ATTORNEYS FEES & COSTS: If any legal action is brought to construe or enforce any provision of this Agreement, the prevailing Party shall be entitled to receive its reasonable attorneys' fees and court costs in addition to any other relief it may receive.

     24)      GOVERNING LAW: This Agreement shall be governed, construed and enforced under the laws of the State of Kansas.

     IN WITNESS WHEREOF, this Agreement for Assignment, Purchase and Sale has been executed this 15th day of November, 2010.

SELLER:	BUYER:

JAYHAWK ENERGY, INC.	INTELBAHN, INC.

By:_/s/ Signed___________________________	By:__/s/ Signed________________________
Print Name: _____________________________	Print Name: ___________________________
Title: __________________________________	Title: ________________________________

     BE IT REMEMBERED, that on this ______ day of ______________, 2010, before me, the undersigned, a Notary Public in and for the said county and state, came ________________, the ________________ of JayHawk Energy Inc., to me personally known to be the same person who executed the foregoing instrument, and he duly acknowledged the execution of the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

Notary Public

My appointment expires:

STATE OF _______________, COUNTY OF _________________, SS:

BE IT REMEMBERED, that on this ______day of _____________ , 2010, before me, the undersigned, a Notary Public in and for the said county and state, came __________________________ , Intelbahn Inc., to me personally known to be the same person who executed the foregoing instrument, and he duly acknowledged the execution of the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

Notary Public

My appointment expires:

EXHIBIT “A”

LAND SCHEDULE

Attached to and forming part of a Purchase and Sale Agreement Dated November 15, 2010

Name	Address: All Leases in Bourbon County, Kansas	Twp Range	Section	Acres	Combined Acres	Renewed - 3yrs
Dunlop, Charles & Cheri	P.O. Box 285, Parker, KS 66072	23S 22E 24S 22E	36 1, 12	70 200	270	29/12/2007
Shepard, Stephen & Deborah	P.O. Box 162, Uniontown, KS 66779	23S 22E 24S 22E 25S 21E 25S 22E	24, 34 15, 22, 24, 25 35 8, 12	200 481 80 1134.61	1895.61	16/10/2007
Perry, Jimmy & Rebecca new owners	?	24S 21E	14	80	80	29/03/2008
Williams, Dennis & Janet	6640 Brookwood Dr SE, Eyota, MN 55934	24S 21E	25	160	160	06/01/2008
Fuhrman, Harley & Beverly	333 Soldier Rd, Bronson, KS 66716	24S 21E	24, 25	320	320	27/10/2007
Wilson, Sharon E.	10466 S. Salt Rd, Lamont, FL 32336	24S 22E	2	75	75	07/07/2008
Price, James & Ellen	326 S Oakdale, Salina, KS 67401- 3167	24S 22E	3	91.5	91.5	20/01/2008
Fuhrman, Harley & Beverly	333 Soldier Rd, Bronson, KS 66716	24S 22E	8	78	78	29/12/2007
Lamb, Robert & Lois	1989 75th St, Bronson, KS 66716	24S 22E	14	80	80	16/11/2007
Highbaugh, Marland	2401 Hortonstapt 127, Fort Scott, KS 66701	24S 22E	21	299	299	08/12/2007
McBee, David & Dana	4824 Larsen Lane, Shawnee, KS 66203	24S 22E	21	80	80	29/12/2007
Williams, Steven & Marcia	1335 125th St, Redfield, KS 66769	24S 22E	22	160	160	15/10/2007
Lamb, Robert & Lois	1989 75th St, Bronson, KS 66716	24S 22E	23	160	160	16/11/2007
Jones, Lee C	1903 95th St, Uniontown, KS 66779	24S 22E	24	20	20	20/10/2007

Fuhrman, Harley & Beverly Rife, Melvin & Louise	333 Soldier Rd, Bronson, KS 66716	24S 22E	30	374.7	374.7	27/10/2007
Fuhrman, George & Luella	1631 3400 St, Moran, KS 66755	24S 22E	30	232.6	232.6	16/11/2007
Daylong, Margaret E, Trustee	425 Quail Rd, Bronson, KS 66716	24S 22E	31	200	200	16/02/2008
Wilson, Michael & Judy	2060 80th St, Uniontown, KS 66779	24S 22E	10, 12, 13, 14, 15, 23	1270	1270	18/11/2007
Ripper, Tommy & Lora	2098 60th St, Bronson, KS 66716	24S 22E	16, 21	400	400	12/01/2008
Fuhrman, William & Susan	1917 35th St, Bronson, KS 66716	24S 22E	19, 31	175	175	27/10/2007
Mix, Carol N Revocable Trust c/o Sifer, Donna, Trustee	670 Soldier Rd, Bronson, KS 66716	24S 22E	22, 27	880	880	20/10/2007
Ranger, Wade & Stephanie	7853 Cranberry St, Anchorage, AK 99502-4440	24S 22E	23, 24	200	200	13/11/2007
Bradbury, Thomas & Myrna	857 Ridge Rd, Uniontown, KS 66779	24S 22E	23, 24, 25, 26	515.3	515.3	13/10/2007
Holeman, Daisy Bonita	591 Quail Rd, Bronson, KS 66716	24S 22E	33, 34	800	800	04/11/2007
Shelton, Charles LeRoy	1730 77th Terrace, Uniontown, KS 66779	24S 22E	34, 35	202	202	04/11/2007
Woodward, Richard & Barbara	P.O. Box 51, Bronson, KS 66716	25S 21E 25S 22E	26 5	80 546.41	626.41	03/11/2007
Daylong, Gary & Rhonda	392 Quail Rd, Bronson, KS 66716	25S 22E	6	80	80	06/12/2007
Stewart, Larry & Linda	448 Quail Rd, Bronson, KS 66716	25S 22E	6	160	160	06/01/2008
Blythe, Bud & Lee Belle	475 Maple Rd, Uniontown, KS 66779	25S 22E	7	152.1	152.1	09/02/2008
Shepard, Hazel, Co- Trustee Holt, Randall, Co-Trustee	?	25S 22E	13	320	320	30/03/2008
Gates, Norman	1317 85th St, Uniontown, KS 66779	25S 22E	24	120	120	09/12/2007
Warren, Mark & Mary Warren, Joseph & Shirley	644 Kansas Rd, Uniontown, KS 66779	25S 22E	29	40	40	11/12/2007

Warren, George M	301 Hill St, Uniontown, KS 66779	25S 22E	32	75	75	23/11/2007
Moore, Russell & Ethel	877 Poplar Rd, Uniontown, KS 66779	25S 22E	1, 2, 11, 12	143	143	14/01/2008
Underwood, Jake	913 Maple Rd, Uniontown, KS 66779	25S 22E	24, 25	250	250	16/12/2007
McClenahan, Patricia A, Trustee Patricia A McClenahan Trust McClenahan, Robert E, Trustee Robert E McClenahan Trust	1191 Hwy 3, Uniontown, KS 66779	25S 22E	27, 34	233	233	23/02/2008
Shinn, Danny & Wilma	P.O. Box 227, Gas, KS 66742	25S 22E	3, 4, 5	299	299	11/01/2008
Blythe, Bud & Lee Belle	475 Maple Rd, Uniontown, KS 66779	25S 22E 25S 21E	19 24	27.7 532	559.7	09/02/2008
Geiger, Steven & Barbara	1121 Hwy 3, Uniontown, KS 66779	25S 22E 26S 22E	34, 35 2, 23	240 160	400	18/10/2007
Warren, George M	301 Hill St, Uniontown, KS 66779	25S 22E 26S 22E	28, 32, 33 3,4	717 317.8	1034.8	23/11/2007
Svoboda, Patrick & Kathleen	4791 W. 215th St, Bucyrus, KS 66013	25S 22E 26S 22E	33 23	185 160	345	04/02/2008
Warren, Joseph & Shirley	1161 50th St, Uniontown, KS 66779	25S 22E 26S 22E	31, 32 5, 8	761.5	761.5	15/11/2007
Dawson, Jack & Bernita	702 S Buckeye, Iola, KS 66749	26S 21E	11	154	154	03/01/2008
Thompson, Leon & Judith	1206 1000 St, Iola, KS 66749	26S 21E	11	228	228	25/01/2008
Reed, Charles & Kathryn	589 20th St, Savonburg, KS 66772	26S 21E	36	480	480	14/07/2008
Dare, Charles & Barbara	1037 85th St, Uniontown, KS 66779	26S 22E	1	280	280	02/02/2008
Lavoie, Denise Luella	?	26S 22E	1	160	160	06/04/2008
Jefferis, James & Amy	1094 Hwy 3, Uniontown, KS 66779	26S 22E	3	78.7	78.7	01/02/2008
Griffith, William & Grace	P.O. Box 92, Uniontown, KS 66779	26S 22E	11	80	80	30/03/2008
Ericson, Henry & Doris, Trustee	1090 Eagle Rd, Fort Scott, KS 66701	26S 22E	13	97	97	16/02/2008
Warren, Robert Duane	404 Sunset Rd, Freeman, MO 64746	26S 22E	21	159	159	19/01/2008

Sampson, Richard & Gloria	2714 Telequana Dr, Anchorage, AK 99517	26S 22E	23	64.9	64.9	04/01/2008
Dare, Mary K	10588 Hwy 7, Mound City, KS 66056	26S 22E	1, 12	160	160	15/02/2008
Lickteig, James Bures, Lloyd & Marikay Feuerborn, Clifford & Karen	3700 Butler Rd, Richmond, KS 66080	26S 22E	2, 12, 13	480	480	04/01/2008
Aubel, William & Joanna Typer, Donald & Marjorie Typer, James & Leigh	2906 Country Lane, Hays, KS 67601 P.O. Box 610, Hesston, KS 67062 3321 S. Shartel, Oklahoma City, OK 73109	26S 22E	20, 21, 29	211.2	211.2	05/01/2008
Whisenhunt, Rick & Mauriel	546 Indian Rd, Uniontown, KS 66779	26S 22E	9, 16	80	80	12/01/2008
Geiger, Dewaine & Beverly	759 Kansas Rd, Uniontown, KS 66779	26S 22E 25S 22E	2, 4 35	312.75 160	472.75	25/10/2007
Bosley, Eddie & Mildred	392 Hwy 39, Walnut, KS 66780	26S 22E 27S 22E	32 7	160	160	17/06/2008

				TOTAL	17,963.77

WATER DISPOSAL WELL

Location	Well Number	Lease	County

NENENE-26-26-1E	26-41-SWD	Lucille George Trust	Bourbon, KS
API #15-011-23144

EXHIBIT “B”

ALLOCATION

Allocated to and forming part of a Purchase and Sale Agreement Dated October  ___________

	PERCENTAGE OF PURCHASED	ALLOCATION OF
ASSET	ASSET	PURCHASE PRICE
Lease Interests	90%	$110,000
TANGIBLE Interests	9%	$12,500
MISCELLANEOUS	1%	$1,250
Interests